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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Summit Technology, Inc.:

We consent to incorporation by reference in the registration statements
(Nos. 33-25169, 33-41451, 33-49162, 33-79158, 333-03765, 333-26142, 333-41583
and 333-66947) on Forms S-8, S-8, S-8, S-3, S-3, S-8, S-8 and S-4, respectively, of Summit Technology, Inc. of our report dated March 6, 1998, except as to
Note 10, which is as of March 27, 1998 and except for the restatement referred to in Note 18, as to which the date is March 9, 1999 relating to the consolidated balance sheet of Summit Technology, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the two-year period ended December 31, 1997, which report appears in this current report on Form 10-K of Summit Technology, Inc., dated March 31, 1999.

                                               /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP
Boston, Massachusetts
March 31, 1999